                                                                    EXHIBIT 4(d)

                                THIRD AMENDMENT
                                      TO
                               CREDIT AGREEMENT

          THIS THIRD AMENDMENT (this "Amendment") dated as of January 13, 2000 is entered into by and among Material Sciences Corporation, a Delaware corporation (the "Company"), the lenders who are party to the Credit Agreement referred to below (the "Banks"), and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as letter of credit issuing bank and as Agent for the Banks (herein, in such latter capacity, the "Agent").

                             W I T N E S S E T H :

          WHEREAS, the Company, the Banks and the Agent are parties to certain Credit Agreement dated as of December 12, 1997, as amended April 30, 1998 and October 15, 1998 (the "Credit Agreement;" terms used but not otherwise defined herein are used herein as defined in the Credit Agreement);

          WHEREAS, the Company desires to amend the Credit Agreement in certain respects in connection with a guarantee to be issued by MSC Walbridge Coatings Inc.; and

          WHEREAS, subject to the terms and conditions set forth herein, the Agent and the Banks are willing to amend the Credit Agreement in certain respects;

          NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Company, the Agent and the Banks hereby agree as follows:

          Section 1. Amendment of Schedule 8.5. In reliance on the Company's warranties set forth in Section 2 below, as of the date hereof the Credit Agreement is hereby amended by replacing the current Schedule 8.5 attached to the Credit Agreement with the Schedule 8.5 attached hereto.

          Section 2.  Warranties.

          To induce the Agent and the Banks to enter into this Amendment, the Company warrants to the Agent and the Banks as of the date hereof that:

          (a) The representations and warranties contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date); and

          (b)  No Default or Event of Default has occurred and is continuing.

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          Section 3.  General.

          (a) As hereby modified, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

          (b) The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Agent and each Bank.

          (c) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

                                    ******

          Delivered at Chicago, Illinois, as of the date and year first above written.

                              MATERIAL SCIENCES CORPORATION

                              By: ________________________________

                              Title:_______________________________


                              BANK OF AMERICA, N.A., as Agent

                              By: ________________________________

                              Title:_______________________________


                              BANK OF AMERICA, N.A., as Bank

                              By: ________________________________

                              Title:_______________________________


                              THE NORTHERN TRUST COMPANY

                              By: ________________________________

                              Title:_______________________________
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                                  SCHEDULE 8.5
                                  ------------

                             PERMITTED INDEBTEDNESS
                             ----------------------

1. Subordinated Convertible Notes issued in connection with the acquisition of the Capital Stock of Solar-Gard International, Inc. in the aggregate principal amount of approximately $5,021,000.00 as of November 30, 1997:

          Subordinated Convertible Notes Due September 8, 1998
          Subordinated Convertible Notes Due September 8, 1999
          Subordinated Convertible Notes Due September 8, 2000

2. Subordinated Convertible Notes issued in connection with the acquisition of certain of the assets of Sun-Protective International Corporation in the aggregate principal amount of approximately $1,200,000.00 as of November 30, 1997:

          Subordinated Convertible Notes Due  June 1, 1998
          Subordinated Convertible Notes Due  June 1, 1999
          Subordinated Convertible Notes Due  June 1, 2000
          Subordinated Convertible Notes Due  June 1, 2001

3. Note Agreement, dated as of February 15, 1997, among the Company and Nationwide Life Insurance Company, Nationwide Life & Annuity Insurance Company, Principal Mutual Life Insurance Company, Great-West Life & Annuity Insurance Company and The Great-West Life Assurance Company in the aggregate principal amount of approximately $50,000,000.00 as of November 30, 1997.

4. Subsidiary Guaranty, dated as of February 15, 1997, executed by each of the following subsidiaries: MSC Pre Finish Metals Inc., MSC Laminates and Composites (EGV) Inc., MSC Pre Finish Metals (EGV) Inc., MSC Pre Finish Metals (MV) Inc., MSC Pre Finish Metals (MT) Inc., MSC Laminates and Composites Inc., MSC Walbridge Coatings Inc., MSC Specialty Films Inc. and Solar-Gard International, Inc.

5. The MSC Guaranty dated as of July 24, 1986 by Material Sciences Corporation in favor of the lenders to Walbridge Coatings as amended by the Amendment and Consent Agreement dated as of April 23, 1992, among Walbridge Coatings, Bethlehem Steel Corporation, EGL Steel, Inc., Inland Steel Industries, Inc., Inland Steel Company, Inland Steel Electrogalvanizing Corporation, Material Sciences Corporation, MSC Pre Finish Metals Inc. (f/k/a Pre Finish Metals Incorporated), MSC Walbridge Coatings, Inc. (f/k/a Pre Finish Metals
     (EG) Incorporated), the banks under the Term Loan Agreement, and Creditanstalt-Bankverein. The PFM Guaranty dated as of July 24, 1986 by MSC Pre Finish Metals Inc. (f/k/a Pre Finish Metals Incorporated) in favor of the lenders to Walbridge Coatings as amended by the Amendment and Consent Agreement dated as of April 23, 1992, among Walbridge Coatings, Bethlehem Steel Corporation, EGL Steel, Inc., Inland Steel Industries, Inc., Inland Steel Company, Inland Steel Electrogalvanizing

     Corporation, Material Sciences Corporation, MSC Pre Finish Metals Inc. (f/k/a Pre Finish Metals Incorporated), MSC Walbridge Coatings, Inc. (f/k/a Pre Finish Metals (EG) Incorporated), the banks under the Term Loan Agreement, and Creditanstalt-Bankverein. Aggregate principal amount of the partnership debt totaled approximately $2,500,000.00 as of November 30, 1997.

6. Agreement dated as of May 30, 1986, among Material Sciences Corporation, Corporate Property Associates and Corporate Property Associates 2.

7. Lease and Agreement dated as of December 1, 1980, between Line 6 Corp. and MSC Pre Finish Metals Inc. (f/k/a Pre Finish Metals Incorporated), relating to Walbridge, Ohio facility, as amended by the First Amendment to Lease and Agreement dated as of May 30, 1986, between Corporate Property Associates and Corporate Property Associates 2 and MSC Pre Finish Metals Inc. (f/k/a Pre Finish Metals Incorporated).

8. Sublease and Lease dated as of March 31, 1986, between MSC Finish Metals Inc. (f/k/a Pre Finish Metals Incorporated) and Walbridge Coatings, an Illinois Partnership.

9. Lease Guaranty dated as of May 30, 1986, from Material Sciences Corporation to Corporate Property Associates and Corporate Property Associates 2.

10. Letters of Credit issued by Bank of America relating to Midco, Fisher Callo and the Ohio Worker's Compensation program.

11. Promissory Note, dated as of July 14, 1997, in favor of Solar Shield Pty Ltd., due July 19, 1998, in the aggregate amount of approximately $1,117,000 as of November 30, 1997.

12. Promissory Note to be issued to Colorstrip in connection with the Acquisition Agreement in the aggregate principal amount of $64,082,000.

13. Repayment Guarantee, dated as of January 18, 2000, by MSC Walbridge Coatings Inc. in favor of National City Bank.